As filed with the Securities and Exchange Commission on February 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIVINT SMART HOME, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1380306
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(801) 229-7780

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Shawn J. Lindquist

Chief Legal Officer

4931 North 300 West

Provo, Utah 84604

(801) 229-7780

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joshua F. Bonnie

Jonathan R. Ozner

Simpson Thacher & Bartlett LLP

900 G Street, NW

Washington, D.C. 20001

(202) 636-5500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(8)
Primary Offering
Class A common stock, par value $0.0001 per share
Preferred Stock
Depositary Stock(3)
Debt Securities
Guarantees of Debt Securities(4)
Warrants(5)
Subscription Rights
Stock Purchase Contracts
Units(6)
Total	$500,000,000	(7)	$500,000,000	$54,550(10)
Secondary Offering(9)	176,167,759	$19.28 (10)	$3,396,514,393.52(10)	$370,559.72(10)(11)

(1)

Information with respect to each class of securities to be registered (other than the allocated Class A common stock, par value $0.0001 per share (the “Class A common stock”) that may be sold by the selling stockholders) is omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

(2)

This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of Vivint Smart Home, Inc. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary stock.

(3)

The depositary stock being registered will be evidenced by depositary receipts issued under a deposit agreement. If the registrant elects to offer fractional interests in preferred stock (the “preferred stock”) to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the preferred stock will be issued to the depositary under the deposit agreement.

(4)

Vivint Smart Home, Inc. or one or more of its subsidiaries may guarantee debt securities. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities.

(5)

The warrants covered by this registration statement may be warrants for debt securities, Class A common stock, preferred stock or units consisting of two or more of the foregoing classes of securities.

(6)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more other securities registered hereunder, which may or may not be separable from one another.
(7)	Omitted pursuant to Rule 457(o) under the Securities Act.
(8)	Calculated pursuant to Rule 457(o) under the Securities Act.
(9)

Consists of (i) 170,234,425 shares of Class A common stock registered for sale by the selling securityholders named in this registration statement and (ii) 5,933,334 shares of Class A common stock issuable upon the exercise of 5,933,334 Private Warrants (as defined below).

(10)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Class A common stock on January 29, 2021, as reported on the New York Stock Exchange. The proposed maximum offering price per share of Class A common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholder of the securities registered hereunder.

(11)

Pursuant to Rule 457(p) under the Securities Act, a registration fee of $301,185.62 was paid with respect to securities available for issuance under a Registration Statement on Form S-1 (Registration No. 333-236340) initially filed by the registrant on March 18, 2020 and declared effective on April 1, 2020 (the “Prior Registration Statement”). Pursuant to Rule 457(p), $289,103.44 is presently available for offset. The $425,109.72 registration fee associated with this registration statement is hereby offset against the prepaid registration fees made in connection with the securities available for issuance under the Prior Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Vivint Smart Home, Inc., a Delaware corporation (the “Company”), was originally known as Mosaic Acquisition Corp., a special purpose acquisition company, which completed its initial public offering in October 2017. On January 17, 2020, Mosaic consummated the merger (the “Merger”) of its wholly-owned subsidiary with and into Vivint Smart Home, Inc. (“Legacy Vivint Smart Home”), pursuant to an Agreement and Plan of Merger dated as of September 16, 2019, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 19, 2019 (as amended, the “Merger Agreement”), among Mosaic, Legacy Vivint Smart Home and certain other parties thereto. In connection with the closing of the Merger, Mosaic changed its name to Vivint Smart Home, Inc.

In connection with the closing of the Merger (the “Closing”), each share of Class F common stock of Mosaic issued and outstanding immediately prior to the Closing converted into approximately 1.20 shares of Class A common stock of the Company, par value $0.0001 per share (“Class A common stock”). Immediately prior to the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Legacy Vivint Smart Home preferred stock (other than shares owned by Legacy Vivint Smart Home as treasury stock) converted into approximately 1.43 shares of Legacy Vivint Smart Home common stock in accordance with the certificate of designations of the Legacy Vivint Smart Home preferred stock. At the Effective Time, each share of Legacy Vivint Smart Home common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Legacy Vivint Smart Home as treasury stock or dissenting shares), including the Legacy Vivint Smart Home preferred stock converted above, converted into the right to receive 84.5320916792 shares of Class A common stock of the Company.

Our Class A common stock is currently traded on the New York Stock Exchange (the “NYSE”) under the symbol “VVNT.”

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED FEBRUARY 2, 2021

PRELIMINARY PROSPECTUS

VIVINT SMART HOME, INC.

$500,000,000

Class A Common Stock, Preferred Stock, Depositary Stock, Debt Securities,

Guarantees of Debt Securities, Warrants, Subscription Rights, Stock Purchase

Contracts and Units

Selling Stockholders

170,234,425 Shares of Class A Common Stock

Up to 5,933,334 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the offer and sale from time to time by Vivint Smart Home, Inc. of up to $500,000,000 of the following securities, in one or more series or classes, separately or together:

•	Class A common stock;

•	preferred stock;

•	depositary stock;

•	debt securities;

•	guarantees of debt securities;

•	warrants;

•	subscription rights;

•	stock purchase contracts; and

•	units.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of these securities in supplements to this prospectus when we offer these securities.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 170,234,425 shares of our Class A common stock. We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders pursuant to this prospectus.

In addition, this prospectus relates to the issuance by us of up to an aggregate of 5,933,334 shares of our Class A common stock that are issuable upon the exercise of 5,933,334 warrants originally issued in a private placement in connection with the initial public offering of Mosaic (the “Private Warrants”). We will receive the proceeds from any exercise of any Private Warrants for cash.

The securities may be offered on a delayed or continuous basis directly by us and/or selling stockholders, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Class A common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.” You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our Class A common stock is traded on the New York Stock Exchange, or NYSE, under the symbols “VVNT” and “VVNT WS,” respectively. On January 29, 2021, the closing price of our Class A common stock was $18.89.

Investing in our securities involves risks. Before making a decision to invest in our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Vivint Smart Home,” “we,” “us,” “our” and similar terms refer to Vivint Smart Home, Inc. (f/k/a Mosaic Acquisition Corp.) and its consolidated subsidiaries (including Legacy Vivint Smart Home). References to “Mosaic” refer to the Company prior to the consummation of the Merger.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. By using this shelf registration process, we may sell any of our Class A common stock, preferred stock, depositary stock, debt securities, guarantees of debt securities, warrants, subscription rights, stock purchase contracts and units and/or the selling stockholders may sell the securities offered by them, in each case from time to time in one or more offerings, as described in this prospectus. This prospectus only provides you with a general description of the securities we may offer and such description is not meant to be a complete description of each security. Each time we or any Selling Securityholder sell securities, we will, if required, provide a prospectus supplement that will contain specific information about the terms of the offering and the securities being offered. The prospectus supplement or a free writing prospectus may also add to, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement or free writing prospectus, together with the information incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•	the duration and scope of the COVID-19 pandemic;

•	actions governments, the Company’s counterparties, and the Company’s customers or potential customers take in response to the COVID-19 pandemic;

•	the impact of the pandemic and actions taken in response to the pandemic on the global economies and economic activity;

•	the pace of recovery when the COVID-19 pandemic subsides;

•

the impact of the COVID-19 pandemic on our liquidity and capital resources, including the impact of the pandemic on our customers and timing of payments, the sufficiency of credit facilities, and the company’s compliance with lender covenants;

•	the ineffectiveness of steps we take to reduce operating costs;

•	risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process;

•	the highly competitive nature of the smart home and security industry and product introductions and promotional activity by our competitors;

•	litigation, complaints, product liability claims and/or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather, demographic trends and employee availability;

•	increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements;

•	cost increases or shortages in smart home and security technology products or components;

•	the introduction of unsuccessful new Smart Home Services;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•

the impact to the Company’s business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan and the Company’s ability to successfully compete in retail sales channels; and

•	risks relating to the Company’s exposure to variable rates of interest with respect to the Company’s revolving credit facility and term loan facility.

In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and the Company’s ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.

New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Investors are urged to consider carefully the disclosure in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

THE COMPANY

The Company

We are one of the largest smart home solutions providers in North America. We deliver an integrated smart home system with in-home consultation, professional installation and support delivered by our Smart Home Pros, as well as 24/7 customer care and monitoring. Using our solution, subscribers are able to interact with all aspects of their home with their voice or any mobile device-anytime, anywhere. Our average subscriber engages with our smart home app multiple times per day. Dedicated to redefining the home experience with intelligent products and services, we serve nearly 1.7 million subscribers and manage over 20 million devices.

For a description of our business, financial condition, results of operations and other important information regarding the Company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see the section entitled “Where You Can Find More Information.”

Background

Vivint Smart Home, Inc., a Delaware corporation, was originally known as Mosaic Acquisition Corp., a special purpose acquisition company, which completed its initial public offering in October 2017. On January 17, 2020, Mosaic consummated the merger of its wholly-owned subsidiary with and into Legacy Vivint Smart Home pursuant to the Merger Agreement. In connection with the Closing, Mosaic changed its name to Vivint Smart Home, Inc.

Pursuant to the Merger Agreement, each pre-Merger equityholder of Legacy Vivint Smart Home, including holders of the Legacy Vivint Smart Home preferred stock converted immediately before the Effective Time, received as consideration for their existing equity interest in Legacy Vivint Smart Home 84.532091672 shares of Class A common stock for each share of Legacy Vivint Smart Home common stock par value, $0.01 per share (“Legacy Vivint common stock”) that such stockholder owned. Each share of Mosaic’s then issued and outstanding Class F common stock automatically converted into approximately 1.20 shares of Mosaic’s Class A common stock.

The rights of holders of our Class A common stock and the Private Warrants are governed by our certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the Private Warrants, the Warrant Agreement, dated September 26, 2017, between Mosaic and the Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See “Description of Capital Stock.”

Additional Information

Our principal executive offices are located at 4931 North 300 West, Provo, Utah 84604. Our telephone number is (801) 229-7780. Our website address is www.vivint.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K as well as any risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, any other documents incorporated by reference herein, and any applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds we receive from the offering of securities under this prospectus for general corporate purposes, which may include funding our investment and acquisition activity, capital expenditures, repayment of indebtedness and working capital. The net proceeds may be invested temporarily in short-term securities until they are used for their stated purpose. Further details relating to the use of net proceeds we receive from the offering of securities under this prospectus will be set forth in any applicable prospectus supplement.

We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by the Selling Securityholders.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statements of operations of Vivint Smart Home present the combination of the financial information of Mosaic, Legacy Vivint Smart Home and Vivint Smart Home adjusted to give effect to the Merger, the other transactions contemplated by the Merger Agreement and the Refinancing Transactions (defined below). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and nine months ended September 30, 2020 combines the historical statements of operations of Mosaic, Legacy Vivint Smart Home and Vivint Smart Home for such periods on a pro forma basis as if the Merger, the other transactions contemplated by the Merger Agreement, and the Refinancing Transactions summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•

the Merger of Legacy Vivint Smart Home with and into Merger Sub, a wholly owned subsidiary of Mosaic, with Legacy Vivint Smart Home surviving the Merger as a wholly owned subsidiary of Vivint Smart Home;

•

the purchase of 15,789,474 shares of Class A common stock at a purchase price of $9.50 per share pursuant to the forward purchase agreements that Mosaic entered into with certain investors in connection with its initial public offering;

•

the issuance and sale of 12,500,000 shares of Class A common stock at a purchase price of $10.00 per share pursuant to a Subscription and Backstop Agreement (the “Fortress Subscription and Backstop Agreement”) with Fortress Investment Group LLC (“Fortress”);

•

the issuance and sale of 10,000,000 shares of Class A common stock at a purchase price of $10.00 per share pursuant to a Subscription Agreement with certain investment funds affiliated of The Blackstone Group Inc. (such investment funds, collectively, “Blackstone”);

•	the purchase of 5,000,000 shares of Class A common stock at a purchase price of $10.00 per share pursuant to a subscription agreement with one of the forward purchasers;

•	the purchase of 2,698,753 shares of Class A common stock at a purchase price of $10.29 per share pursuant to the Fortress Subscription and Backstop Agreement;

•

the conversion of 10,379,386 shares of the Company’s Class F Common Stock, par value $0.0001 per share (the “Founder Shares”) owned by Mosaic Sponsor, LLC and Fortress Mosaic Sponsor LLC (the “SPAC sponsors”) into 10,379,386 shares of Class A common stock upon the Closing in accordance with Mosaic’s existing charter;

•	the redemption of 31,074,592 shares of a per price share of approximately $10.29;

•	the issuance of 34,988,387 shares of Class A common stock as a result of earnout achievements subsequent to close of the Merger (see further below);

•	the issuance of 8,148,926 shares of Class A common stock as a result of warrant exercises subsequent to the close of the Merger (see further below); and

•	the Refinancing Transactions.

The Merger has already been reflected in Vivint Smart Home’s historical unaudited condensed consolidated balance sheet as of September 30, 2020. Therefore, no unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been presented herein.

Pursuant to the SPAC sponsor agreement (as amended, the “Sponsor Agreement”), 50% of the unvested Founder Shares vested at the Closing; 25% of the unvested Founder Shares vested when a $12.50 Stock Price

Level was achieved and the remaining 25% of unvested Founder Shares vested when a $15.00 Stock Price Level was achieved. Pursuant to the Sponsor Agreement, 50% of the unvested private placement warrants vested when a $12.50 Stock Price Level was achieved and the remaining 50% of unvested private placement warrants vested when a $15.00 Stock Price Level was achieved.

After the consummation of the Merger, holders of Legacy Vivint Smart Home common stock immediately prior to the Merger and holders of outstanding Rollover Restricted Stock (as defined in the Merger Agreement) immediately following the Merger received the contingent right to receive earnout shares and holders of Rollover Equity Awards (as defined in the Merger Agreement) (other than Rollover Restricted Stock) immediately following the Merger are entitled to either receive earnout shares or an increase in the value of their awards if, from the consummation of the Merger until the fifth anniversary thereof, the volume-weighted average price of Class A common stock exceeds certain target thresholds. Upon the achievement of such targets, such holders will receive, in aggregate, 12,500,000 Class A common stock on the achievement of each target (or in the case of holders of Rollover Equity Awards, an equivalent increase in value of such awards) based on their proportional holding of such stock or awards immediately prior to the Merger. The first issuance of earnout shares occurs when the volume-weighted average price of Class A common stock exceeds $12.50 for any 20 trading days within any 30 trading day period (the “First Earnout”). The second issuance of earnout shares occurs when the volume-weighted average price of Class A common stock exceeds $15.00 for any 20 trading days within any 30 trading day period (the “Second Earnout”). The third issuance of earnout shares occurs when the volume-weighted average price of Class A common stock exceeds $17.50 for any 20 trading days within any 30 trading day period (the “Third Earnout”).

Subsequent to the Closing, the cumulative issuance of 34,988,387 net earnout shares occurred resulting from the attainment of the First Earnout in February 2020, the Second Earnout in March 2020 and the Third Earnout in September 2020. The difference in the shares issued in the earnouts and the aggregate amounts defined in the Merger Agreement above are attributable to unissued shares reserved for future issuance to holders of Rollover Equity Awards, which are subject to the same vesting terms and conditions as the underlying Rollover Equity Awards. The Company has determined that the earnout shares issued to non-employee shareholders and to holders of Vivint common stock, Rollover Restricted Stock, and vested Rollover Equity Awards qualify for the scope exception in ASC 815-10-15-74(a) and meet the criteria for equity classification under ASC 815-40. For the earnout shares associated with unvested Rollover Equity Awards, the Company has determined that they qualify for equity classification and are subject to stock-based compensation expense under ASC 718.

Prior to the Merger, warrants were issued under a warrant agreement (“Warrant Agreement”) that Vivint Smart Home became successor to. Pursuant to the Warrant Agreement, a holder of warrants may exercise its warrants only for a whole number of shares of Class A common stock of Vivint Smart Home. Each warrant entitles the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment as described in the Warrant Agreement. Subsequent to the Closing, the issuance of 8,148,926 Class A common stock occurred as a result of warrant exercises. The impact of the warrant exercises is not expected to be material on the future results of operations of Vivint Smart Home.

The historical statements of operations have been adjusted in the unaudited pro forma condensed combined statements of operations to give pro forma effect to events that are: (i) directly attributable; (ii) factually supportable; and (iii) expected to have a continuing impact on Vivint Smart Home’s results following the completion of the Merger, the other transactions contemplated by the Merger Agreement, and the Refinancing Transactions.

The unaudited pro forma condensed combined statements of operations have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined statements of operations;

•

the (i) historical audited financial statements of Mosaic as of and for the year ended December 31, 2019 and the related notes and (ii) historical condensed unaudited financial statements of Vivint Smart

Home as of and for the nine months ended September 30, 2020 and the related notes, in each case, incorporated by reference in this prospectus;

•

the historical audited consolidated financial statements of Legacy Vivint Smart Home as of and for the year ended December 31, 2019 and the related notes incorporated by reference in this prospectus; and

•

other information relating to Mosaic and Legacy Vivint Smart Home, including the Merger Agreement and the description of certain terms thereof set forth under “The Merger,” incorporated by reference in this prospectus.

Pursuant to Vivint Smart Home’s amended and restated certificate of incorporation, public stockholders were offered the opportunity to redeem, upon the Closing, shares of Vivint Smart Home Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in a U.S.-based trust account. The unaudited condensed combined pro forma statements of operations reflect actual redemption of 31,074,592 shares of Vivint Smart Home Class A common stock at a per price share of approximately $10.29. Prior to the close of the Merger, Legacy Vivint Smart Home, Inc. agreed, in accordance with the Merger Agreement, to waive the Maximum Redemption Condition (as defined in the Merger Agreement).

Notwithstanding the legal form of the Merger pursuant to the Merger Agreement, the Merger is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Mosaic is treated as the acquired company and Legacy Vivint Smart Home is treated as the acquirer for financial statement reporting purposes. Legacy Vivint Smart Home has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Vivint Smart Home’s existing shareholders have the greatest voting interest in the combined entity, representing approximately 61% voting interest;

•	Legacy Vivint Smart Home’s directors represent the majority of the Vivint Smart Home’s board of directors;

•	Legacy Vivint Smart Home’s senior management is the senior management of Vivint Smart Home; and

•	Legacy Vivint Smart Home is the larger entity based on historical total assets and revenues.

On July 31, 2019, in an effort to deliver additional cost savings and cash-flow improvements, Legacy Vivint Smart Home completed a spin-off of its wireless internet business. In connection with the spin-off, the equity interests of Vivint Wireless, Inc. were distributed to the shareholders of Legacy Vivint Smart Home, Inc. pro rata based on their respective holdings. The spin-off is not believed to be a strategic shift that had a major effect on Legacy Vivint Smart Home’s operations and financial results, and therefore does not qualify as discontinued operations. In addition, the spin-off is not directly attributable to the Merger. However, since the wireless internet business will not be present in the financial position or results of operations of the combined company following the Merger, the Company has presented in its unaudited pro forma condensed combined statements of operations the effect of the Vivint Wireless, Inc. spin-off, as this information could be useful to investors and readers of this prospectus.

On February 14, 2020, APX Group, Inc. (“APX”) an indirect, wholly owned subsidiary of Vivint Smart Home, completed its offering of $600.0 million aggregate principal amount of 6.75% senior secured notes due 2027 (the “2027 Notes”) in a private placement. Concurrently with the 2027 Notes offering, APX amended and restated the credit agreements governing the existing revolving credit facility and existing term loan credit facility (the “Concurrent Refinancing Transactions”). In connection therewith, APX, among other things, (i) extended the maturity date with respect to certain commitments under the revolving credit facility and increased the aggregate commitments in respect of the revolving credit facility to $350.0 million and (ii) extended the maturity date with respect to the loans outstanding under the term loan facility and increased the aggregate principal amount of term loans term loans outstanding under the term loan credit facility to $950.0 million.

APX used the net proceeds from the 2027 Notes offering and Concurrent Refinancing Transactions, together with the proceeds from the Merger, to (i) redeem all of APX’s outstanding 8.750% Senior Notes due 2020 (the “2020 Notes Redemption”), (ii) redeem all of APX’s outstanding 8.875% Senior Secured Notes due 2022 (the “2022 Private Placement Notes Redemption”), (iii) refinance in full the existing borrowings under APX’s existing term loan facility and revolving credit facility, (iv) redeem $223.0 million aggregate principal amount of APX’s outstanding 7.875% Senior Secured Notes due 2022 (the “Partial 7.875% Notes Redemption” and, together with the 2020 Notes Redemption and the 2022 Private Placement Notes Redemption, the “Redemptions”) and (v) pay the related accrued interest, fees and expenses related thereto (together with the 2027 Notes offering, Concurrent Refinancing Transactions, and Redemptions, the “Refinancing Transactions”). APX irrevocably deposited funds with the applicable trustee and/or paying agent to effect the Redemptions and to satisfy and discharge all of APX’s remaining obligations under the indenture governing APX’s 8.750% Senior Notes due 2020 and the note purchase agreement governing APX’s 8.875% Senior Secured Notes due 2022. The Company has presented in its unaudited pro forma condensed combined statements of operations the effect of the Concurrent Refinancing Transactions, as this information could be useful to investors and readers of this prospectus.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined statements of operations are described in the accompanying notes. The unaudited pro forma condensed combined statement of operations have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. The unaudited pro forma condensed combined statement of operations do not purport to project the future operating results or financial position of Vivint Smart Home following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined statement of operations and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	Year Ended December 31, 2019						Year Ended December 31, 2019 Pro Forma Combined
	Mosaic (Historical)	Legacy Vivint Smart Home (Historical)	Vivint Wireless, Inc. Spin-Off (Note 3)	Refinancing Transactions Adjustments (Note 4)	Merger Pro Forma Adjustments (Note 5)
Recurring and other revenue	$—	$1,155,981	$(2,808)	$—	$—		$1,153,173
Costs and expenses:
Operating expenses	—	369,285	(5,455)	—	304	(A)	364,134
Selling expenses	—	193,359	(137)	—	661	(A)	193,883
General and administrative expenses	1,320	192,182	(5,291)	—	3,125	(B)	191,336
Depreciation and amortization	—	543,440	(68)	—	—		543,372
Franchise tax expense	195	—	—	—	—		195

Total operating expenses	1,515	1,298,266	(10,951)	—	4,090		1,292,920

Loss from operations	(1,515)	(142,285)	8,143	—	(4,090)		(139,747)
Other (expense) income
Interest expense	—	260,014	—	(42,970)	—		217,044
Interest income	—	(23)	—	—	—		(23)
Other (income) expenses, net	(7,184)	(7,665)	2,100	(807)	7,184	(E)	(6,372)

Income (loss) before income taxes	5,669	(394,611)	6,043	43,777	(11,274)		(350,396)
Income tax expense	1,468	1,313	—	200	(2,801)	(F)	180

Net income (loss)	$4,201	$(395,924)	$6,043	$43,577	$(8,473)		$(350,576)

Basic and diluted net income (loss) per share—Class A	$0.14	$(4.18)					$(1.77)
Weighted average shares outstanding of Class A common stock	34,500,000	94,805,201					197,867,931

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	January 1 - 17, 2020	Nine Months Ended September 30, 2020					Nine Months Ended September 30, 2020 Pro Forma Combined
	Mosaic (Historical)	Vivint Smart Home (Historical)	Refinancing Transactions Adjustments (Note 4)	Pro Forma Adjustments (Note 5)

Recurring and other revenue	$—	$928,194	$—	$—			$928,194
Costs and expenses:
Operating expenses	—	257,367	—	14	(A	)	257,381
Selling expenses	—	198,676	—	30	(A	)	198,706
General and administrative expenses	282	180,698	—	(1,639)	(B	)	179,341
Depreciation and amortization	—	423,389	—	—			423,389
Restructuring expenses	—	20,941	—	—			20,941

Total costs and expenses	282	1,081,071	—	(1,595)			1,079,758

Loss from operations	(282)	(152,877)	—	1,595			(151,564)
Other (expense) income
Interest expense	—	170,795	(9,595)	—			161,200
Interest income	—	(287)	—	—			(287)
Other (income) expenses, net	(301)	9,381	(12,710)	301	(E	)	(3,329)

Income (loss) before income taxes	19	(332,766)	22,305	1,294			(309,148)
Income tax expense	—	324	5,540	321	(F	)	6,185

Net income (loss)	$19	$(333,090)	$16,765	$973			$(315,333)

Basic and diluted net income (loss) per share—Class A	$0.00	$(1.93)					$(1.59)
Weighted average shares outstanding of Class A common stock	34,500,000	172,443,930					197,867,931

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

1. Basis of Presentation

The Merger is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, Mosaic is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Merger is treated as the equivalent of Legacy Vivint Smart Home issuing stock for the net assets of Mosaic, accompanied by a recapitalization.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and nine months ended September 30, 2020 gives pro forma effect to the Merger and the other transactions contemplated by the Merger agreement as if they had been consummated on January 1, 2019.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	Legacy Vivint Smart Home’s audited statement of operations for the year ended December 31, 2019 and the related notes incorporated by reference in this prospectus; and

•	Mosaic’s audited statement of operations for the year ended December 31, 2019 and the related notes incorporated by reference in this prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Vivint Smart Home’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes incorporated by reference in this prospectus; and

•	Mosaic’s statement of operations for the period January 1, 2020 through Closing derived from the books and records of Mosaic.

The unaudited condensed pro forma adjustments reflecting the consummation of the Merger, the other transactions contemplated by the Merger Agreement, and the Refinancing Transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the date of these unaudited pro forma condensed combined statement of operations and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Merger, the other transactions contemplated by the Merger Agreement, and the Refinancing Transactions.

The pro forma adjustments reflecting the consummation of the Merger and other transactions contemplated by the Merger Agreement are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Vivint Smart Home and Legacy Vivint Smart Home.

2. Accounting Policies

Upon consummation of the Merger, management performed a comprehensive review of the two entities’ accounting policies. Based on its analysis, management did not identify any differences between the accounting policies of the two entities that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Vivint Wireless, Inc. Spin-off

The Company has presented in its unaudited pro forma condensed combined statements of operations the effect of the Vivint Wireless, Inc. spin-off, as the wireless internet business will not be present in the results of operations of the combined company following the Merger.

4. Refinancing Transactions

The Company has presented in its unaudited pro forma condensed combined financial information the effect of the Refinancing Transactions. Amounts adjusted in the unaudited pro forma condensed combined statements of operations reflect the effects on interest and other expense as a result of the Refinancing Transactions.

5. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger and the other transactions contemplated by the Merger Agreement and has been prepared for informational purposes only. The historical statement of operations have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on Vivint Smart Home’s results following the completion of the Merger, the other transactions contemplated by the Merger Agreement, and the Refinancing Transactions. Mosaic and Legacy Vivint Smart Home have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 are as follows:

(A)

Represents pro forma adjustments to stock-based compensation expense, which will be recognized over four years, for the Company Group Equity Awards whose vesting terms are modified in conjunction with the Merger as follows:

	Year Ended December 31, 2019	Nine Months Ended September 30, 2020
	(in thousands)
Operating expenses:
Rollover SARs (1)	$304	$14
Selling expenses:
Rollover SARs (1)	266	12
Rollover Restricted Stock (2)	395	18

Total selling expenses	661	30
General and administrative expenses
Rollover Holdback Executives Tracking Units (2)	3,114	142
Rollover Restricted Stock (2)	851	39
Rollover SAR (1)	1,231	56

Total general and administrative expenses	$5,196	$237

(1)

The fair value of the Rollover SARs were determined using a Black-Scholes option valuation model with the following assumptions: expected volatility 60%, expected dividends of 0%; expected exercise term between 6.25 and 10 years; and risk-free rate of 1.70%.

(2)

The fair value of the Rollover Holdback Executives Tracking Units and Restricted Stock were determined primarily based on 313 Acquisition’s pro rata interest in Vivint Solar common stock using publicly quoted prices and in Vivint Smart Home Class A common stock using the valuation and exchange ratio set forth within this prospectus.

(B)	Represents pro forma adjustments to general and administrative expenses:

	Year Ended December 31, 2019	Nine Months Ended September 30, 2020
	(in thousands)
Adjustment to stock-based compensation expense	$5,196	$237	(A	)
Elimination of historical expenses related to Mosaic’s office space and related support services	(203)	(9)	(C	)
Adjustment to amended monitoring services and fees for BMP	(1,868)	(1,867)	(D	)

	$3,125	$(1,639)	(B	)

(C)	Represents pro forma adjustment to eliminate historical expenses related to Mosaic’s office space and related support services, which will terminate upon consummation of the Merger.

(D)

Represents pro forma adjustment to reflect monitoring services and fees that will be payable pursuant to the Support and Services Agreement with Blackstone Management Partners L.L.C. (“BMP”) that was entered into in connection with the execution of the Merger Agreement.

(E)	Represents pro forma adjustment to eliminate investment income related to investments held in a trust account.

(F)	Reflects income tax effect of pro forma adjustments using the estimated statutory tax rate of 24.8%.

6. Loss per Share

Pro forma combined net loss per share represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger, earnout shares and warrant exercises, assuming the shares were outstanding since January 1, 2019. As the Merger and the other transactions contemplated by the Merger Agreement are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Merger, earnout shares and warrant exercises have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2019 and the nine months ended September 30, 2020 are as follows:

	Year Ended December 31, 2019	Nine Months Ended September 30, 2020
Pro forma net loss (in thousands)	$(350,576)	$(315,333)
Basic weighted average shares outstanding	197,867,931	197,867,931
Net loss per share—Basic and Diluted (1)	$(1.77)	$(1.59)

Basic weighted average shares outstanding:
Mosaic’s public stockholders	3,425,408	3,425,408
Shares from Forward Purchasers	20,789,474	20,789,474
Shares from Fortress Subscribers	15,198,753	15,198,753
Shares from Blackstone Subscribers	10,000,000	10,000,000
Shares from holders of Mosaic’s Class F Common Stock	10,379,386	10,379,386
Former equityholders of Legacy Vivint Smart Home	94,937,597	94,937,597
Warrant exercises	8,148,926	8,148,926
Earnout shares	34,988,387	34,988,387

	197,867,931	197,867,931

(1)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding unexercised warrants sold in Mosaic’s initial public offering and the private placement are exchanged to Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment of Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our Bylaws (the “Bylaws”) and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 3,300,000,000 shares, consisting of (i) 300,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 3,000,000,000 shares of Class A common stock, par value $0.0001 per share.

As of January 29, 2021, there were outstanding 203,798,994 shares of Class A common stock, no shares of preferred stock outstanding, and 5,933,334 warrants outstanding.

Class A Common Stock

Holders of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. The holders of the Company’s Class A common stock do not have cumulative voting rights in the election of directors. Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of the Company’s Class A common stock are be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of the Company’s Class A common stock do not have preemptive, subscription, redemption or conversion rights. The Class A common stock is not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions applicable to the Class A common stock. All shares of the Company’s Class A common stock that will be outstanding at the time of the completion of the offering will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of the Company’s Class A common stock are subject to those of the holders of any shares of the Company’s preferred stock the Company may authorize and issue in the future.

Preferred Stock

The Certificate of Incorporation authorizes the Company’s Board of Directors (“Board”) to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by the holders of the Class A common stock. The Company Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which the Company Board may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of the Company’s Class A common stock might believe to be in their best interests or in which the holders of the Company’s Class A common stock might receive a premium for the Class A common stock over the market price of the common stock. Additionally, the issuance of preferred stock could adversely affect the rights of holders of the Company’s Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Company’s Class A common stock. At present, we have no plans to issue any preferred stock.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

The Company has not paid any cash dividends on its Class A common stock to date. Declaration and payment of any dividend in the future will be subject to the discretion of the Company Board. The time and amount of dividends will be dependent upon the Company’s financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in the Company’s debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the Company Board may consider relevant. In addition, the Company Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, the Company’s ability to declare dividends may be limited by restrictive covenants contained in the agreements governing the indebtedness of the Company’s subsidiaries.

Annual Stockholder Meetings

The Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Company Board. To the extent permitted under applicable law, the Company may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Company Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Company Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares.

However, the listing requirements of the NYSE, which would apply if and so long as the Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Company may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of the Company’s management. Moreover, the Company’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved Class A common stock or preferred stock could be to enable the Company Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Classified Board of Directors

The Certificate of Incorporation provides that the Company Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the Company Board is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Company Board. The Certificate of Incorporation and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Company Board.

Business Combinations

The Company has opted out of Section 203 of the DGCL; however, the Certificate of Incorporation contains similar provisions providing that the Company may not engage in certain “business combinations” (as defined in the Certificate of Incorporation) with any “interested stockholder” for a three-year period following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, the Company Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to such time, the business combination is approved by the Company Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the Company’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Company Board because the stockholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Company Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

The Certificate of Incorporation provides that certain investment funds managed by Blackstone, their affiliates and any of their respective direct or indirect transferees and any group as to which such persons are a party do not constitute “interested stockholders” for purposes of this provision.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in the Certificate of Incorporation, a director serving on a classified board may be removed by the stockholders only for cause. The Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; provided, however, at any time when the Stockholder Parties (as defined below) and their affiliates beneficially own in the aggregate, less than 30% of the total voting power of all outstanding shares of the Company’s stock entitled to vote generally in the election of directors, directors may only be removed for cause, and only upon the affirmative vote of holders of at least 66 2/3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

In addition, the Certificate of Incorporation also provides that that, subject to the rights granted to one or more series of preferred stock then outstanding and the rights granted pursuant to the stockholders agreement (the “Stockholders Agreement”) that the Company entered into with the SPAC sponsors, Blackstone and certain other parties thereto (collectively, the “Stockholder Parties”) that became effective at the Closing, any newly created directorship on the Company Board that results from an increase in the number of directors and any vacancies on the Company Board will be filled only by the affirmative vote of a majority of the remaining directors (other than directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more series, as the case may be), even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, that subject to the rights of the holders of preferred stock or those granted pursuant to the Stockholders Agreement, at any time when the Stockholder Parties and their affiliates beneficially own, in the aggregate, less than 30% of the total voting power of all then outstanding shares of stock of the Company entitled to vote generally in the election of directors, any newly created directorship on the Company Board that results from an increase in the number of directors and any vacancy occurring on the board of directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (other than directors elected by the holders of any series of preferred stock, by voting separately as a series or together with one or more series, as the case may be) (and not by the stockholders).

Quorum

The Bylaws provide that at any meeting of the Company Board, a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

Special Stockholder Meetings

The Certificate of Incorporation provides that special meetings of the Company’s stockholders may be called at any time only by or at the direction of the Company Board or the chairperson of the Company Board; provided, however, at any time when the Stockholder Parties and their affiliates beneficially own, in the aggregate, at least 30% in voting power of the stock entitled to vote generally in the election of directors, special meetings of the Company’s stockholders shall also be called by or at the direction of the Company Board or the chairperson of the Company Board at the request of Blackstone and its affiliates. The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Company Board or a committee of the Company Board. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Consent of Stockholders in Lieu of Meeting

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Company’s stock entitled to vote thereon were present and voted, unless the Company’s charter provides otherwise. The Certificate of Incorporation precludes stockholder action by any consent in lieu of a meeting at any time when the Stockholder Parties and their affiliates own, in the aggregate, less than 30% in voting power of the Company’s stock entitled to vote generally in the election of directors.

Supermajority Provisions

The Certificate of Incorporation and the Bylaws provide that the Company Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. So long as the Stockholder Parties beneficially own, in the aggregate, less than 30% of the total voting power of all the then outstanding shares of stock of the Company, any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that, so long as the Stockholder Parties beneficially own, in the aggregate, less than 30% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend the Bylaws; and

•	the provisions providing for a classified Company Board (the election and term of directors);

•	the provisions regarding filling vacancies on the Company Board and newly created directorships;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions regarding the election not to be governed by Section 203 of the DGCL;

•	the provisions regarding competition and corporate opportunities; and

•	the amendment provision requiring that the above provisions be amended only with an 66 2/3% supermajority vote.

The combination of the lack of cumulative voting and the supermajority voting requirements make it more difficult for the Company’s existing stockholders to replace the Company Board as well as for another party to obtain control of the Company by replacing the Company Board. Because the Company Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Company Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and, as a consequence, may inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

The Certificate of Incorporation provides that, unless the Company consents to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or its officers or directors arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or its subsidiaries. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the Stockholder Parties or any of their affiliates or any non-employee directors will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or its affiliates now engage or propose to engage or (ii) otherwise competing with the Company or its affiliates. In addition, to the fullest extent permitted by law, in the event that the Stockholder Parties or any of their affiliates or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Certificate of Incorporation does not renounce the Company’s interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for the Company unless (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, the business opportunity is not in the line of the Company’s business or is of no practical advantage to the Company or (iii) the business opportunity is one in which the Company has no interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

Stockholder Agreement

Pursuant to the Stockholders Agreement that the Company entered into with the Stockholder Parties that became effective at the Closing, Blackstone has the right to designate nominees for election to the Company’s Board at any meeting of its stockholders. The number of Blackstone Designees (as defined in the Stockholders

Agreement) will be equal to (a) a majority of the total number of directors in the event that 313 Acquisition LLC (“313 Acquisition”), Blackstone and their respective affiliates (collectively, the “313 Acquisition Entities”) beneficially own in the aggregate 50% or more of the outstanding shares of Class A common stock, (b) 40% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 40%, but not 50% or more, of the outstanding shares of Class A common stock, (c) 30% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 30%, but not more than 40%, of the outstanding shares of Class A common stock, (d) 20% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 20%, but not more than 30%, of the outstanding shares of Class A common stock and (e) 10% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 5%, but not more than 20% of the outstanding shares of Class A common stock.

Under the Stockholders Agreement, the Company agreed to nominate one director designated by Fortress Mosaic Investor LLC to the Company’s Board (the “Fortress Designee”) so long as the Fortress Holders (as defined in the Stockholders Agreement) beneficially own at least 50% of the shares of the Company’s Class A common stock the Fortress Holders own immediately following the consummation of the Merger; provided that the Fortress Designee must be an employee or principal of The SoftBank Vision Fund unless otherwise agreed in writing by the Blackstone Designator (as defined in the Stockholders Agreement) and the Company.

Under the Stockholders Agreement, the Company agreed to nominate one director designated by the Summit Designator (as defined in the Stockholders Agreement) to the Company’s Board so long as the Summit Holders (as defined in the Stockholders Agreement) beneficially own at least 50% of the shares of the Company’s Class A common stock they own immediately following the consummation of the Merger.

For more information, see the section entitled “Transactions With Related Persons” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2020, which is incorporated herein by reference.

Registration Rights

313 Acquisition, certain stockholders of 313 Acquisition, the Company, Mosaic Sponsor, LLC and Fortress Mosaic Sponsor LLC and certain other stockholders named therein are parties to a registration rights agreement dated as of September 15, 2019, which provides for customary “demand” and “piggyback” registration rights in respect of its Class A common stock for certain stockholders.

For more information, see the section entitled “Transactions With Related Persons” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2020, which is incorporated herein by reference.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing, the Company ceased to be a shell company and at least one year has elapsed from the time that the Company filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Now that Rule 144 has become available for the resale of our securities, a person who has beneficially owned restricted shares of our Class A common stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our Class A common stock and warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock is listed on the NYSE under the symbol “VVNT.”

DESCRIPTION OF DEPOSITARY STOCK

We may issue preferred stock either separately or represented by depositary stock. We may also, at our option, elect to issue fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary stock, each of which will represent a fraction of a share of a particular series of stock, to be described in an applicable prospectus supplement.

The shares represented by depositary stock will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50.0 million. Subject to the terms of the deposit agreement, each owner of a depositary stock will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary stock, to all of the rights and preferences, if any, of the stock represented thereby, including any dividend, voting, redemption, conversion and liquidation right. The depositary stock will be evidenced by depositary receipts issued pursuant to the deposit agreement. A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.

The particular terms of any depositary stock offered by any prospectus supplement will be described in the prospectus supplement relating to such securities.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities or guarantees of debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to such series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture between us and a trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and any applicable prospectus supplement.

We have filed the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.” We also urge you to read the indenture, including any related supplemental indenture, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of debt securities.

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Vivint Smart Home, Inc. (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt, subordinated debt or any combination thereof and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if appropriate, a discussion of U.S. federal income tax consequences;

•	if other than the initial trustee is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See the section entitled “Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before sending of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

Subject to any applicable abandoned property law, all amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by us or our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees. Any such guarantees will be made only by certain of our subsidiaries, will be made on a joint and several basis and will be full and unconditional.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our share capital or purchasing or redeeming our share capital.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, limited liability company, partnership (including a limited partnership), trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture or other document or instrument, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no event of default under the indenture has occurred and is continuing; and

•

if requested, the trustee receives from us, if requested, an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)

default in the payment of any installment of interest on any debt securities of that series, which continues for 30 consecutive days after becoming due (subject to the deferral of any interest payment in case of an extension period);

(2)

default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, which continues for 30 days after becoming due by the terms of any debt securities of that series;

(4)

default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days (except that, in the case of a default in the performance or breach of a reporting covenant, such period shall be 180 days) after written notice to us by the trustee or to us and the trustee by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we, pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2)

the holders of not less than 30% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3)	the trustee has been offered indemnity satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of indemnity; and

(5)	no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•	make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•

to add one or more guarantees for the benefit of holders of the debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of debt securities and its obligations under the indenture in accordance with the terms of the indenture;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•

to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series;

•	to cure any ambiguity, omission, mistake, defect or inconsistency; or

•	to change any other provision; provided that the change does not materially adversely affect the interests of the holders of debt securities of any applicable series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise specified in a prospectus supplement for any series of debt securities, we may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect legal defeasance or covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF GUARANTEES

We may issue guarantees of debt securities and other securities.

The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement. The particular terms of any guarantees offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

A prospectus supplement relating to any series of guarantees being offered will include specific terms relating to the offering. They will include, where applicable:

•	the securities to which the guarantees apply;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional term of the guarantees.

DESCRIPTION OF WARRANTS

The Private Warrants were issued under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent and the Company, as the successor to Mosaic.

Pursuant to the Warrant Agreement, a holder of Private Warrants may exercise its Private Warrants only for a whole number of shares of Class A common stock of the Company. If, upon exercise of the Private Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share dividend payable in shares of common stock, or by a split up of the Class A common stock or other similar event), the Company will, upon exercise, round down to the nearest whole number the number of Class A common stock to be issued to such holder. Each Private Warrant entitles the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment as described in the Warrant Agreement.

No Private Warrant is exercisable and the Company is not obligated to issue shares of Class A common stock until such shares have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Private Warrant holder. If a registration statement covering the Class A common stock issuable upon exercise of the Private Warrants is not effective (with a current prospectus relating thereto) within 60 business days from the completion of the Merger, or at any time thereafter, Private Warrant holders may, until such time as there is an effective registration statement, exercise Private Warrants only on a “cashless basis” pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the Private Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Private Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Private Warrants by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A common stock for the ten (10) trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent from the holder of such Private Warrants or its securities broker or intermediary.

The exercise price and number of Class A common stock issuable on exercise of the Private Warrants may be adjusted in certain circumstances as described in the Warrant Agreement, including in the event of a share dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. The Company is also permitted, in its sole discretion, to lower the exercise price at any time prior to the expiration date for a period of not less than 20 business days, provided that the Company provides at least 20 days prior written notice of such reduction to registered holders of the Private Warrants and that any such reduction will be applied consistently to all of the Private Warrants. Any such reduction in the exercise price will comply with any applicable regulations under the Federal securities laws, including Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) generally and Rule 13e-4(f)(1)(i) specifically.

The Private Warrants may be exercised beginning on the date that is thirty (30) days after the date of the Closing so long as certain conditions set forth in the Warrant Agreement (including, without limitation, with respect to an effective registration statement) are satisfied. The Private Warrants will expire at 5:00 p.m., New York City time on the earlier to occur of (x) the date that is five years from the completion of the Merger or (y) the redemption date as fixed by the Company pursuant to the Warrant Agreement, if the Company elects to redeem all Private Warrants as described below. Each outstanding Private Warrant not exercised on or before the expiration date will become void, and all rights under the Private Warrants and the Warrant Agreement will cease as of the expiration date.

The Company may call the Private Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the Private Warrants are exercisable and prior to their expiration,

•	upon not less than 30 days’ prior written notice of redemption to each Private Warrant holder,

•

if the reported last sale price of the shares of the Company’s Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to Private Warrant holders, and

•

if there is an effective registration statement (and a current prospectus relating thereto) with respect to the Company’s Class A common stock underlying such Private Warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

In addition, the Company may call the Private Warrants for redemption, in whole and not in part, at a price equal to a specified number of Class A common stock per warrant:

•	commencing 90 days after the Private Warrants are exercisable and prior to their expiration,

•	upon not less than 30 days’ prior written notice of redemption to each Private Warrant holder,

•

if the reported last sale price of the shares of the Company’s Class A common stock equals or exceeds $10.00 per share on the trading day prior to the notice of redemption to Private Warrant holders, and

•

if there is an effective registration statement (and a current prospectus relating thereto) with respect to the Company’s Class A common stock underlying such Private Warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Private Warrants for redemption as described above, the Company will have the option to require all holders that wish to exercise Private Warrants to do so on a “cashless basis.” Whether the Company will exercise its option to require all holders to exercise their Private Warrants on a “cashless basis” will depend on a variety of factors including the price of the Class A common stock at the time the Private Warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

A Private Warrant holder will not have the rights or privileges of holders of Class A common stock and any voting rights with respect to the shares underlying any Private Warrants until they exercise such Private Warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the Private Warrants, each holder will be entitled to such rights with respect to such shares of Class A common stock as provided by applicable law, the Company’s organizational documents and any other applicable agreement.

Private Warrant holders may elect, at their sole option and discretion, to be subject to a restriction on the exercise of their Private Warrants such that an electing Private Warrant holder (and his, her or its affiliates) would not be able to exercise their Private Warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Class A common stock outstanding.

The Warrant Agreement provides that the terms of the Private Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of 50% of the then-outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. Notwithstanding the foregoing, the Company may lower the exercise price or extend the duration of the exercise period of the Private Warrants in accordance with the Warrant Agreement, without the consent of any holder.

In addition, we may issue additional warrants to purchase Class A common stock, preferred stock and debt securities. Each such additional warrant will entitle the holder to purchase for cash a number of shares of Class A common stock, preferred stock or the principal amount of debt securities at the exercise price as, in each case, will be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

Such additional warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Such warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of such warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any such warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

A prospectus supplement relating to any new series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price or prices of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	if appropriate, a discussion of material United States federal income tax considerations.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the amount of our equity or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts representing contracts obligating holders, subject to the terms of such stock purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our Class A common stock or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may, subject to the terms of such stock purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Class A common stock or preferred stock. The price per share of our Class A common stock or preferred stock and number of shares of our Class A common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and other securities or obligations issued by us or third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the debt securities, Class A common stock, preferred stock or depositary stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract. The stock purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units of securities consisting of one or more shares of Class A common stock, preferred stock, depositary stock, debt securities, guarantees of debt securities, warrants, subscription rights, stock purchase contracts or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

BOOK-ENTRY; DELIVERY AND FORM; GLOBAL SECURITIES

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global securities, in fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of securities represented by interests in a global security will not be entitled to receive their securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the security represented by the global security for all purposes under security and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated securities and will not be considered to be the owners or holders of any securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.

Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the securities, DTC will exchange each global security for certificated securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee (or our or its agents) will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Global securities will be exchanged for securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)

DTC notifies us that it is unwilling or unable to continue as depository for such global securities or if DTC ceases to be registered under the Exchange Act and we do not appoint a successor depository within 90 days;

(2)	we determine in our discretion that such global securities will be exchangeable for certificated securities in registered form; or

(3)	if applicable to the particular type of security, there shall have occurred and be continuing an event of default.

These certificated securities will be registered in the name or names as DTC instructs. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A common stock after the date of this prospectus. For more information about our relationships with the Selling Securityholders and their affiliates, see the section entitled “Transactions With Related Persons” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2020, which is incorporated herein by reference.

The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by each Selling Securityholder. The up to 5,933,334 shares of Class A common stock issuable upon the exercise of the private placement warrants are not included in the table below but are referenced in the footnotes therein as applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A common stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Our registration of the shares of Class A common stock does not necessarily mean that the Selling Securityholders will sell all or any of such Class A common stock. The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of January 29, 2021 concerning the Class A common stock that may be offered from time to time by each Selling Securityholder with this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Name and Address of Selling Securityholder	Class A Common Stock Beneficially Owned and Offered Hereby	% of Class A Common Stock Beneficially Owned and Offered Hereby	% of Total Voting Power Represented by Such Class A Common Stock Offered Hereby (1)
313 Acquisition LLC (2)	104,689,842	51.4%	51.4%
BCP Voyager Holdings LP (2)	9,995,784	4.9%	4.9%
Blackstone Family Investment Partnership VI L.P. (2)	4,216	*	*
David Maura (3)	1,000	*	*
Fayerweather Fund Eiger, L.P. (4)	13,387,648	6.6%	6.6%
Fortress Mosaic Anchor LLC (5)	2,631,579	1.3%	1.3%
Fortress Mosaic Investor LLC (5)	17,357,339	8.5%	8.5%
Fortress Mosaic Sponsor LLC (5)	5,171,642	2.5%	2.5%
Mosaic Sponsor, LLC (3)	3,878,731	1.9%	1.9%
Rivendell Investments 2016-5 LLC (6)	1,216,798	*	*
Solamere V Investments LLC (7)	10,825,773	5.3%	5.3%
The Sweater Song Trust (8)	1,074,073	*	*

*	Less than one percent
(1)	Holders of Class A common stock are entitled to one vote for each share of Class A common stock held by them.

(2)

The members of the board of managers of 313 Acquisition are Peter Wallace, Bruce McEvoy, Jay D. Pauley, Todd R. Pedersen, Paul S. Galant and David F. D’Alessandro. Blackstone Management Associates VI L.L.C. is the general partner of each of BCP VI and BCP Voyager Holdings LP. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. BCP VI Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership VI L.P. Blackstone Holdings III L.P. is the managing member of BMA VI L.L.C and the sole member of BCP VI Side-by-Side GP L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group Inc. The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the shares directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such shares. The address of each of such Blackstone entities and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154. In addition to funds affiliated with Blackstone, principal holders of limited liability company interests in 313 Acquisition include entities affiliated with Summit Partners L.P., Todd Pedersen and Alex Dunn. The address of 313 Acquisition is 4931 North 300 West, Provo, Utah 84604.

(3)

In addition to the shares reflected in the table above, Mosaic Sponsor, LLC holds 2,225,000 private placement warrants exercisable for 2,225,000 shares that David M. Maura may be deemed to beneficially own. Mr. Maura is the sole member of Mosaic Strategic Capital LLC, which is the sole member of Mosaic Sponsor, LLC. The address for Mr. Maura and each of the foregoing entities is c/o David M. Maura, 24745 Harbour View Drive, Ponte Vedra Beach, Florida 32082.

(4)

In addition to the shares reflected in the table above, Fayerweather Fund Eiger, L.P. holds private placement warrants that may be exercisable for 741,667 shares of Class A common stock. The general partner of Fayerweather Fund Eiger, L.P. is Fayerweather Management, LLC. The managing members of Fayerweather Management, LLC are Andrew Stevenson and Howard Stevenson. Each of these individuals exercises shared voting and investment power over the shares held of record by Fayerweather Fund Eiger, L.P. The address for Fayerweather Fund Eiger, L.P. is 138 Mt. Auburn St., Cambridge, Massachusetts 02138.

(5)

In addition to the shares reflected in the table above, Fortress Mosaic Sponsor LLC holds private placement warrants that entitle it to purchase 2,966,667 shares. Fortress Mosaic Holdings LLC (“Fortress Holdings”) is the sole owner of each of Fortress Mosaic Investor LLC, Fortress Mosaic Sponsor LLC and Fortress Mosaic Anchor LLC. FIG LLC controls, indirectly through investment funds managed or advised by controlled affiliates of FIG LLC, 100% of the equity interests of Fortress Holdings. Fortress Operating Entity I LP (“FOE”) is the sole owner of FIG LLC. FIG Corp. is the general partner of FOE. Fortress Investment Group LLC is the sole owner of FIG Corp. The address for each of the foregoing entities is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(6)	The address for Rivendell Investments 2016-5 LLC is 1209 Orange Street, Wilmington, Delaware 19801.
(7)	Solamere V Investment, LLC is an affiliate of Solamere Capital, LLC. The address for Solamere V Investment, LLC is c/o 137 Newbury Street, 7th Floor, Boston, Massachusetts 02116.
(8)	The address for The Sweater Song Trust is 1471 South 1140 East, Orem, Utah 84097.

PLAN OF DISTRIBUTION

General

We and/or the Selling Securityholders, and their pledgees, donees, transferees or other successors in interest, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	directly to purchasers; or

•	through a combination of any of these methods of sale or by any other legally available means.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the Selling Securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, Class A common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use Class A common stock received from us to close out or hedge its short positions;

•	sell securities short and redeliver such shares to close out or hedge our short positions;

•

enter into option or other types of transactions that require us to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus; or

•

loan or pledge Class A common stock to a broker-dealer or an affiliate thereof or others, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

If indicated in an applicable prospectus supplement, we may sell shares of our Class A common stock under a direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	the terms of any subscription rights;

•	any initial public offering price;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us and/or the selling shareholders or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings”;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Selling Securityholders

We are registering 170,234,425 shares of Class A common stock for possible sale by the Selling Securityholders from time to time and up to 5,933,334 shares of Class A common stock that are issuable upon the exercise of the Private Warrants by the holders thereof. We are required to pay all fees and expenses incident to the registration of the shares of our Class A common stock to be offered and sold pursuant to this prospectus.

The Selling Securityholders, and their pledgees, donees, transferees or other successors in interest, may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered by a Selling Securityholder pursuant to a prospectus supplement remain unsold, the Selling Securityholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the Selling Securityholders may not require the provision of a prospectus supplement. The Selling Securityholders may act independently of us in making decisions with respect to the timing, manner and size of each sale. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.

In addition to the foregoing, each of the Selling Securityholders may offer and sell their securities at various times in one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

Each of the Selling Securityholders also may resell all or a portion of our securities that the Selling Securityholder owns in open market transactions in reliance upon Rule 144 under the Securities Act provided the Selling Securityholder meets the criteria and conforms to the requirements of Rule 144.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will not receive any of the proceeds from the sale of securities by Selling Securityholders.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling shareholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the Selling Securityholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the Selling Securityholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We and/or the Selling Securityholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the Selling Securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the Selling Securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the Selling Securityholders, and its compensation.

In connection with offerings made through underwriters or agents, we and/or the Selling Securityholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We and/or the Selling Securityholders may sell the offered securities to dealers as principals. We and/or the Selling Securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We and/or the Selling Securityholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Subscription Offerings

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholders subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder subscription rights, the stockholder subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder subscription rights, including:

•	whether Class A common stock, preferred stock, depositary stock or warrants for those securities will be offered under the stockholder subscription rights;

•	the number of those securities or warrants that will be offered under the stockholder subscription rights;

•	the period during which and the price at which the stockholder subscription rights will be exercisable;

•	the number of stockholder subscription rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the stockholder subscription rights; and

•	any other material terms of the stockholder subscription rights.

Indemnification; Other Relationships

We and/or the Selling Securityholders may agree to indemnify underwriters, dealers, agents and remarketing firms against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market, other than our Class A common stock, which are listed on the NYSE. Any Class A common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we and/or the Selling Securityholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than Class A common stock, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities that may be offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with Blackstone. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Vivint Smart Home, Inc. (f/k/a Mosaic Acquisition Corp.) as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of Legacy Vivint Smart Home, Inc. and Subsidiaries at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, appearing in Vivint Smart Home, Inc.’s Current Report on Form 8-K/A filed on February 2, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

Our website address is www.vivint.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020 (File No. 001-38246);

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 11, 2020, August  6, 2020 and November 5, 2020, respectively (File No. 001-38246);

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  27, 2020 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019);

•

our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January  16, 2020, January 24, 2020, January  24, 2020, January  27, 2020, February 19, 2020, March  3, 2020, March 13, 2020, March  27, 2020, April  27, 2020, June  10, 2020, August  6, 2020, August  6, 2020, December  8, 2020, December  9, 2020 and February 2, 2021 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38246); and

•

the description of our securities contained in our Registration Statement on Form  8-K12B (File No. 001-38246), filed with the SEC on December 21, 2018, including any amendments or reports filed for the purpose of updating such description.

Documents that are incorporated by reference in this prospectus but were filed under the Exchange Act before January 17, 2020 do not reflect the Merger or the resulting change in our name or capital structure. We describe these matters above under the section entitled “The Company.” In addition, we incorporate by reference to the Company’s proxy statement prepared in connection with the solicitation of the proxies from the Company’s stockholders to approve the Merger filed with the SEC on December 26, 2019 (as amended, the “Proxy Statement”) the following information:

•

Business and Properties. The business and properties of Legacy Vivint Smart Home prior to the Merger are described in the Proxy Statement in the section titled “Information About Vivint Smart Home” beginning on page 139, which is incorporated herein by reference.

•

Selected Historical Financial Information. The selected historical financial information of Legacy Vivint Smart Home for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 and the nine months ended September  30, 2019 and 2018 are included in the Proxy Statement in the section titled “Selected Historical Consolidated Financial Information of Vivint Smart Home” beginning on page 185 and are incorporated herein by reference.

•

Management’s Discussion and Analysis of Financial Condition and Results of Operations. Management’s discussion and analysis of the financial condition and results of operation of Legacy Vivint Smart Home prior to the Merger is included in the Proxy Statement in the section titled “Vivint Smart Home’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 187, which is incorporated herein by reference.

•

Certain Relationships and Related Transactions. The certain relationships and related party transactions of the Company are described in the Proxy Statement in the section titled “Certain Relationships and Related Person Transactions ” beginning on page 324 of the Proxy Statement, which is incorporated herein by reference.

•

Legal Proceedings. Information about legal proceedings is set forth in the Proxy Statement in the section titled “Information About Vivint Smart Home—Legal Proceedings” on page 153 of the Proxy Statement, which is incorporated herein by reference.

•

Financial Statements. The audited consolidated financial statements of Legacy Vivint Smart Home for the years ended December 31, 2018, 2017 and 2016 are included in the Proxy Statement beginning on page F-44 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of Legacy Vivint Smart Home for the nine months ended September 30, 2019 and 2018 are included in the Proxy Statement beginning on page F-99 and are incorporated herein by reference.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:

Vivint Smart Home, Inc.

4931 North 300 West

Provo, Utah 84604

(801) 377-9111

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

Amount
SEC registration fee		$425,109.72
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total (1)	$	*

(1)	Does not include any fees or expenses in connection with any subsequent expense.
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

Item 16. Exhibits.

Exhibit No.	Description

2.1†*	Agreement and Plan of Merger, dated as of September 15, 2019, by and among the Company, Maiden Merger Sub, Inc. and Legacy Vivint Smart Home, Inc. (incorporated by reference to Exhibit 2.1 of Mosaic’s Form 8-K (File No. 001-38246), filed with the SEC on September 16, 2019).

2.2†*	Amendment No. 1 to Agreement and Plan of Merger, dated December 18, 2019, by and among the Company, Maiden Merger Sub, Inc. and Legacy Vivint Smart Home, Inc. (incorporated by reference to Exhibit 2.1 of Mosaic’s Form 8-K (File No. 001-38246), filed with the SEC on December 19, 2019).

3.1*	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-38246), filed with the SEC on January 24, 2020).

3.2*	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K (File No. 001-38246), filed with the SEC on January 24, 2020).

3.3*	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-K (File No. 001-38246), filed with the SEC on January 24, 2020).

4.1*	Specimen Warrant Certificate of Mosaic (incorporated by reference to Exhibit 4.3 of Mosaic’s Form S-1 (File No. 001-38246), filed with the SEC on September 27, 2017).

4.2*	Warrant Agreement, dated September 26, 2017, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on October 24, 2017).

4.3*	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Form S-4 (File No. 333-228187), filed with the SEC on November 5, 2018).

4.4**	Form of Indenture between the Company and the trustee.

5.1**	Opinion of Simpson Thacher & Bartlett LLP.

10.1*	Registration Rights Agreement, dated September 15, 2019, between the Company, Legacy Vivint Smart Home and the holders party thereto (incorporated by reference to Exhibit 10.19 of the Company’s Form S-4 (File No. 333-233911), filed with the SEC on September 24, 2019).

10.2*	Stockholders Agreement, dated as of September 15, 2019, among the Company, Legacy Vivint Smart Home and the other parties thereto (incorporated by reference to Exhibit 10.20 of the Company’s Form S-4 (File No. 333-233911), filed with the SEC on September 24, 2019).

10.3*	Subscription Agreement, by and among the Company, Legacy Vivint Smart Home and Fayerweather Fund Eiger, L.P., dated December 18, 2019 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-38246), filed with the SEC on December 18, 2019).

23.1**	Consent of WithumSmith+Brown, PC.

23.2**	Consent of Ernst & Young LLP.

23.3**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (contained on the signature page to this registration statement).

*	Previously filed
**	Filed herewith
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah on February 2, 2021.

VIVINT SMART HOME, INC.

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard Title: Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Dale R. Gerard, Todd R. Pedersen and Shawn J. Lindquist, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Todd R. Pedersen Todd R. Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2021

/s/ Dale R. Gerard Dale R. Gerard	Chief Financial Officer (Principal Financial Officer)	February 2, 2021

/s/ Patrick E. Kelliher Patrick E. Kelliher	Chief Accounting Officer (Principal Accounting Officer)	February 2, 2021

/s/ David F. D’Alessandro David F. D’Alessandro	Director	February 2, 2021

/s/ Paul S. Galant Paul S. Galant	Director	February 2, 2021

/s/ Bruce McEvoy Bruce McEvoy	Director	February 2, 2021

/s/ Jay D. Pauley Jay D. Pauley	Director	February 2, 2021

/s/ Joseph S. Tibbetts, Jr. Joseph S. Tibbetts, Jr.	Director	February 2, 2021

/s/ Peter F. Wallace Peter F. Wallace	Director	February 2, 2021